SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement. [ ] Definitive proxy statement [ ] Definitive additional materials	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X] Soliciting material pursuant to Rule 14a-11(c) or 14a-12.

ORTHOLOGIC CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TABLE OF CONTENTS

INFORMATION CONCERNING PARTICIPANTS

      OrthoLogic Corp. (“OrthoLogic”) and its directors and executive officers named below may be deemed to be participants in the solicitation of proxies of OrthoLogic stockholders in connection with the proposed sale of substantially all the assets of OrthoLogic’s bone stimulation device business to dj Orthopedics, LLC, announced in a press release issued on October 9, 2003 (the “Asset Sale”). Such individuals may have interests in the sale, including as a result of holding options or shares of OrthoLogic common stock. The current directors of OrthoLogic are: Stuart H. Altman, Fredric J. Feldman, John M. Holliman, III, Elwood D. Howse, Jr., Augustus A. White and Thomas R. Trotter.

      The current executive officers of OrthoLogic are:

•	Thomas Trotter, Chief Executive Officer and President;

•	Sherry Sturman, Senior Vice President and Chief Financial Officer;

•	Ruben Chairez, Vice President of Medical Regulatory Compliance;

•	Jeff Culhane, Vice President of Product Development and Engineering;

•	Shane Kelly, Senior Vice President of Sales;

•	Donna Lucchesi, Vice President of Marketing; and

•	James Ryaby, Senior Vice President of Research and Clinical Affairs.

      Under the terms of his July 15, 2002 employment agreement, as amended, Mr. Trotter will be paid a special incentive bonus payment upon consummation of the Asset Sale equal to one-half of one percent (1/2%) of the sale price or approximately $465,000 (assuming no adjustment to the purchase price in accordance with the terms of the Asset Purchase Agreement relating to the Asset Sale).

      Under the terms of OrthoLogic’s stock option plans, the vesting of outstanding stock options will accelerate upon the closing of the Asset Sale. Terminated employees’ options will vest immediately upon the closing. Continuing employees and directors will have 75% of their unvested options vest upon the closing, with the remainder vesting over a 12 month period or on their regular vesting schedule, if earlier.

     The following table sets forth information regarding the beneficial ownership of OrthoLogic common stock at September 29, 2003 by each director and executive officer of OrthoLogic and all directors and executive officers of OrthoLogic as a group.

	Shares Beneficially
	Owned (1) (2)

Identity of Stockholder or Group	Number	Percent

Thomas R. Trotter (3)	887,400	2.6%
Sherry A. Sturman (4)	121,365	*
Shane P. Kelly (5)	127,644	*
Donna L. Lucchesi (6)	123,755	*
Ruben Chairez (7)	159,238	*
James T. Ryaby (8)	161,344	*
Jeffrey Culhane (9)	115,588	*
Stuart H. Altman (10)	123,000	*
Fredric J. Feldman (11)	235,850	*
John M. Holliman III (12)	234,000	*
Elwood D. Howse, Jr. (13)	189,644	*
Augustus A. White III (14)	236,231	*
All directors and executive officers as a group (12 persons) (15)	2,715,059	7.7%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired by a person upon exercise of stock options or any other right within 60 days of the date of the table are deemed beneficially owned by such person. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The number of shares beneficially owned includes shares that may be acquired upon the exercise of options within 60 days. If the Asset Sale is consummated, the vesting of outstanding options will accelerate, making the number of options exercisable within 60 days higher than the number listed in the table above. Terminated employees’ options will vest immediately upon the sale. Remaining employees and directors will have 75% of their unvested options vest upon the sale, with the remainder vesting over a 12 month period or on their regular vesting period, whichever is earlier.

(3)	Includes 800,400 shares Mr. Trotter has a right to acquire upon exercise of stock options

(4)	Includes 119,365 shares Ms. Sturman has a right to acquire upon exercise of stock options. If the Asset Sale is consummated as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Ms. Sturman will have the right to acquire an additional 59,726 shares on such date.

(5)	Includes 124,667 shares Mr. Kelly has a right to acquire upon exercise of stock options. If as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Mr. Kelly will have the right to acquire an additional 69,833 shares on such date.

(6)	Includes 117,755 shares Ms. Lucchesi has a right to acquire upon exercise of stock options. If as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Ms. Lucchesi will have the right to acquire an additional 61,645 shares on such date.

(7)	Includes 152,588 shares Dr. Chairez has a right to acquire upon exercise of stock options. If as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Dr. Chairez will have the right to acquire an additional 40,312 shares on such date.

(8)	Includes 134,344 shares Dr. Ryaby has a right to acquire upon exercise of stock options. If as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Dr. Ryaby will have the right to acquire an additional 61,992 shares on such date.

(9)	Includes 115,588 shares Mr. Culhane has a right to acquire upon exercise of stock options. If as of November 29, 2003, as a result of the acceleration of stock options pursuant to their terms, Mr. Culhane will have the right to acquire an additional 59,712 shares on such date.

(10)	Includes 110,000 shares Dr. Altman has a right to acquire upon exercise of stock options and 1,000 indirectly owned shares.

(11)	Includes 139,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(12)	Includes 171,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.

(13)	Includes 141,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(14)	Includes 131,500 shares Dr. White has a right to acquire upon exercise of stock options and 6,878 indirectly owned shares.

(15)	Includes 2,257,207 shares directors and executive officers have a right to acquire upon exercise of stock options. If we consummate our sale of the Bone Device Business and assume a closing date of November 29, 2003, as a result of the acceleration of stock options pursuant to our 1997 Stock Option Plan, the directors and executive officers as a group will have the right to acquire an additional 353,220 shares (subject to a fractional share adjustment for an additional one-quarter of a share, as provided in the 1997 Stock Option Plan) on such date.